UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2016

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2016, Cisco Systems, Inc. (“Cisco”) appointed Amy L. Chang, Chief Executive Officer and Founder of Accompany, Inc., to its Board of Directors (the “Board”). It has not yet been determined on which Board committees, if any, Ms. Chang will serve.

In connection with her service as a director, Ms. Chang will receive Cisco’s standard non-employee director cash and equity compensation. Ms. Chang will receive a pro rata portion of the $75,000 annual retainer for her service through the remaining portion of the year ending at Cisco’s 2016 annual meeting of shareholders. If appointed to serve on any committees of the Board, she also would receive fees of $2,000 per committee meeting attended. Upon her appointment, pursuant to the Board’s equity grant policy for non-employee directors, Ms. Chang automatically received an initial non-employee director restricted stock unit award under the 2005 Stock Incentive Plan covering 1,024 shares with a grant date fair value equal to a pro rata portion of $215,000 based on the portion of the year of her board service. The shares subject to this restricted stock unit award will vest fully upon Cisco’s 2016 annual meeting of shareholders, and vest immediately in full upon certain changes in control or ownership of Cisco or upon her death or disability while a member of the Board. Non-employee directors may elect to defer receipt of the restricted stock units such that, to the extent the restricted stock units are vested, the units would be settled in shares after the non-employee director left the Board.

In connection with her appointment, Ms. Chang entered into Cisco’s standard form of director Indemnification Agreement with Cisco. Pursuant to this agreement, subject to the exceptions and limitations provided therein, Cisco has agreed to hold harmless and indemnify Ms. Chang to the fullest extent authorized by Cisco’s articles of incorporation and California law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by her in connection with any threatened, pending or completed action, suit or proceeding arising out of her services as director. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.8 to Cisco’s Form 10-K filed on September 20, 2004 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: October 17, 2016	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary